As filed with the Securities and Exchange Commission on May 3, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

McKESSON CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3207296
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Post Street

San Francisco, California 94104

(Address, Including Zip Code, of Principal Executive Offices)

McKesson Corporation Profit-Sharing Investment Plan

(Full Title of Plan)

Laureen E. Seeger

Executive Vice President, General Counsel and

Chief Compliance Officer

McKesson Corporation

One Post Street

San Francisco, California 94104

(415) 983-8300

(Name, Address and Telephone Number, Including

Area Code, of Agent For Service)

Copies to:

John G. Saia McKesson Corporation One Post Street San Francisco, California 94104 (415) 983-8300	Andrew D. Thorpe Morrison & Foerster LLP 425 Market Street San Francisco, California 94105 (415) 268-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share(3)	5,000,000	$89.93	$449,650,000	$51,529.89

(1)	Represents the estimated number of shares that may be acquired by the Trustee under the McKesson Corporation Profit-Sharing Investment Plan, formerly the McKesson HBOC, Inc. Profit-Sharing Investment Plan (the “Plan”). Pursuant to Rule 416(a), this registration statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction. Pursuant to rule 416(c), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Estimated in accordance with Rule 457(c) and (h), solely for purposes of calculating the registration fee, on the basis of the average of the high and low sales prices of New York Stock Exchange on May 1, 2012.

EXPLANATORY NOTE

This Registration Statement is being filed in accordance with General Instruction E of Form S-8 for the purpose of registering additional securities of the same class as other securities for which prior registration statements on Form S-8 relating to the same employee benefit plan are effective. The contents of the prior registration statements filed with the Securities and Exchange Commission on November 21, 1994 (as amended by Post-Effective Amendment No. 1 filed February 7, 1995) (File No. 33-86536), April 16, 1998 (File No. 333-50261), and on March 22, 2002 (File No. 333-84806) are hereby incorporated by reference.

Item 3.	Incorporation of Certain Documents by Reference

The following documents previously filed or to be filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

The following documents previously filed or to be filed by the Registrant with the Commission are incorporated herein by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended March 31, 2012;

(b)	Current Reports on Form 8-K filed on April 2, 2012, April, 5, 2012 and April 12, 2012; and

(c)	The description of the Company’s Common Stock set forth under the caption “Description of Capital Stock” in its registration statement on Form S-3 filed with the Commission on May 13, 2005, File No. 333-124921, together with any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities than remaining unsold.

Pursuant to Rule 412 under the Securities Act of 1933, any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Unless otherwise indicated below as being incorporated herein by reference to another filing with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description of Document

4.1	Amended and Restated Certificate of Incorporation of McKesson Corporation (Exhibit 3.1 to McKesson Corporation’s Current Report on Form 8-K, filed with the SEC on August 2, 2011, is incorporated herein by reference).

4.2	Amended and Restated By-Laws of McKesson Corporation dated as of April 22, 2009 (Exhibit 3.2 to McKesson Corporation’s Current Report on Form 8-K, filed with the SEC on August 2, 2011, is incorporated herein by reference).

5.1	Opinion of Laureen E. Seeger, Executive Vice President, General Counsel and Chief Compliance Officer of the Registrant.

5.2	Internal Revenue Service determination letter dated April 4, 2011 relating to the Plan.

23.1	Consent of Laureen E. Seeger, Executive Vice President, General Counsel and Chief Compliance Officer of the Registrant (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California on May 3, 2012.

McKESSON CORPORATION

By:	/s/ Laureen E. Seeger
Laureen E. Seeger
Executive Vice President, General Counsel and Chief Compliance Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on May 3, 2012.

Signature	Title

*	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
John H. Hammergren

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Jeffrey C. Campbell

*	Vice President and Controller (Principal Accounting Officer)
Nigel A. Rees

*	Director
Andy D. Bryant

*	Director
Wayne A. Budd

*	Director
Alton F. Irby III

*	Director
M. Christine Jacobs

*	Director
Marie L. Knowles

*	Director
David. M. Lawrence, M.D.

*	Director
Edward A. Mueller

*	Director
Jane E. Shaw

*By:	/s/ Laureen E. Seeger
Laureen E. Seeger,
as Attorney-in-fact